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                                                                       EXHIBIT 1



                             JOINT FILING AGREEMENT

         The undersigned hereby agree that Statement on Schedule 13D with respect to the Common Stock of Gerald Stevens, Inc. of even date herewith is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Dated: May 14, 1999                  NEW RIVER CAPITAL PARTNERS, L.P.

                                     By: B&B Management Partners, L.P.,
                                         as its General Partner

                                         By: SRB Investments, Inc.,
                                             as its Managing General Partner

                                         By: /s/ STEVEN R. BERRARD
                                             -----------------------------------
                                             Steven R. Berrard, President



Dated: May 14, 1999                  B&B MANAGEMENT PARTNERS, L.P.

                                     By: SRB Investments, Inc.,
                                         as its Managing General Partner

                                         By: /s/ STEVEN R. BERRARD
                                             -----------------------------------
                                             Steven R. Berrard, President


Dated: May 14, 1999                  SRB INVESTMENTS, INC.


                                     By: /s/ STEVEN R. BERRARD
                                         ---------------------------------------
                                         Steven R. Berrard, President


Dated: May 14, 1999                   /s/ STEVEN R. BERRARD
                                     -------------------------------------------
                                     Steven R. Berrard